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                      SECURITIES AND EXCHANGE COMMISSION

                             Washington D.C. 20549

                                CURRENT REPORT

                                  FORM 8-K/A

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report:  July 18, 1994



                         AMERIQUEST TECHNOLOGIES, INC.
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              (Exact name of registrant as specified in charter)


                                   Delaware
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                (State of other jurisdiction of incorporation)


              1-10397                                      33-0244136
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     (Commission File Number)                 (IRS Employer Identification No.)


        2722 Michelson Drive, Irvine, CA                               92715
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     (Address of principal executive offices)                        (Zip Code)


                                (714) 222-6000
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             (Registrant's telephone number, including area code)


                            CMS ENHANCEMENTS, INC.
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         (Former name or former address, if changed since last report)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         The Registrant earlier reported that on July 8, 1994 the Registrant reacquired 345,091 shares of its Common Stock from Mr. James D'Jen, a former officer and director of AQS, as down payment on an obligation of Mr. D'Jen to exchange 350,000 shares of AQS Common Stock in exchange for all (100%) of the common stock of AQS's Singapore subsidiary, CMS Enhancements (S) PTE Ltd. The balance of the 4,909 shares of AQS Common Stock were never delivered to the Registrant. Accordingly, after numerous demands of Mr. D'Jen to deliver the balance of the shares due, the Board of Directors resolved on March 17, 1995 to return the shares to Mr. D'Jen evidencing the down payment shares and to abandon the proposed sale.

         The Singapore company is a distributor of commodity disk drives. Sales for this Singaporean subsidiary approximate $20 million annually, but historically have not effectively contributed to the domestic operations.

         In the opinion of management the terms of the transaction were negotiated at "arm's-length" at a point in time that Mr. D'Jen was estranged from the Company, and it appears that this estranged relationship has resulted in Mr. D'Jen being unwilling to pay the full bargained-for consideration.

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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       AMERIQUEST TECHNOLOGIES, INC.


                                       /s/ Stephen G. Holmes
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                                       Stephen G. Holmes
                                       Secretary, Treasurer and
                                       Chief Financial Officer

Dated: April 4, 1995

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